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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


         We consent to the incorporation by reference in Registration Statements No. 333-45717 and No. 333-46617 of PH Group, Inc. on Form S-8 of our report dated March 16, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of PH Group, Inc. for the year ended December 31, 2000.




GBQ Partners LLP
Columbus, Ohio
April 2, 2001